SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

CIGNA CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously by written preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

To Participants in the CIGNA 401(k) and Intracorp 401(k) Plans:

You previously received an email with a link to CIGNA Corporation’s 2003 Annual Report, Notice of 2004 Annual Meeting of Shareholders dated March 26, 2004 and Proxy Statement. It has come to our attention that some of you may not have received your proxy card for your holdings in the CIGNA or Intracorp 401(k) Plan in the mail due to a postal delay.

If you have not yet received your proxy card, please open and print the attachment below. You will not be able to vote by Internet, telephone or mail. Instead, please fax the completed proxy card to Shareholder Services at 215.761.5583 (network 5.5583) by 12 noon on Friday, April 23. Your vote will be submitted directly to the Corporation’s Transfer Agent and the confidentiality of your vote will be maintained.

Sincerely,

CAROL J. WARD, Corporate Secretary

This proxy, when properly executed, will be voted in the manner directed herein by the shareholder and in the discretion of the proxies upon such other matters as may come before the meeting. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND 2.
Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1. ELECTION OF DIRECTORS

01 ROBERT H. CAMPBELL
02 JANE E. HENNEY, M.D.
03 CHARLES R. SHOEMATE
04 LOUIS W. SULLIVAN, M.D.

FOR all nominees (except as marked to the contrary)	WITHHOLD for all Nominees

☐	☐

To withhold authority to vote for any individual nominee(s), write the nominee’s name(s) in the space provided below:

		FOR	AGAINST	ABSTAIN
2.	Ratification of Appointment of PricewaterhouseCoopers LLP as Independent Auditors.	☐	☐	☐

Mark here if you would like your voting instructions to be confidential pursuant to the procedures on confidential voting described in the Proxy Statement. Marking this box will not absolve you of any independent fiduciary or other legal obligation to report how you voted nor prevent the inspectors from disclosing your vote if required by law or if otherwise permitted by the procedures.				☐

Voting Instructions for positions held in the CIGNA 401(k) Plan and the IntraCorp 401(k) Performance Sharing Plan will be held confidential.

Dated:	,	2004

Signature

Signature if held jointly

Please sign exactly as your name appears hereon. Joint Owners should each sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such.

▲  FOLD AND DETACH HERE  ▲

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/ci		1-800-435-6710
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

P R O X Y

Proxy/Voting Instruction Card
CIGNA CORPORATION

THIS PROXY/VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Christine A. Reuther, the Corporation’s Assistant Corporate Secretary, and Carol J. Ward, the Corporation’s Corporate Secretary, or either of them, proxies with full power of substitution and each of them is hereby authorized to represent the undersigned and vote all shares of the Corporation held of record by the undersigned on March 1, 2004 and all of the shares as to which the undersigned then had the right to give voting instruction to the record holder (trustees) under the CIGNA 401(k) Plan and the Intracorp 401(k) Performance Sharing Plan at the Annual Meeting of Shareholders, to be held at The Gregg Conference Center at The American College, 270 S. Bryn Mawr Avenue, Bryn Mawr, PA 19010 on April 28, 2004, at 3:30 p.m. or at any adjournment thereof, on the matters set forth below:

1.	ELECTION OF DIRECTORS, Nominees for terms expiring April 2007: 01 Robert H. Campbell, 02 Jane E. Henney, M.D. and 03 Charles R. Shoemate; and for a term expiring April 2006: 04 Louis W. Sullivan, M.D.

2.	Ratification of Appointment of PricewaterhouseCoopers LLP as Independent Auditors.

     In their discretion, upon such other matters as may properly come before the meeting.

     You are encouraged to specify your choices by marking the appropriate selections (either on this card or electronically), but you need not specify any choices if you wish to vote in accordance with the Board of Directors’ recommendations, so long as you submit your proxy.

If you use this card to vote, you must sign it on the reverse side in order for your vote to be counted.	SEE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

▲  FOLD AND DETACH HERE  ▲

CIGNA Corporation
Annual Meeting of Shareholders

April 28, 2004
3:30 p.m.

The Gregg Conference Center at
The American College
270 S. Bryn Mawr Avenue
Bryn Mawr, PA 19010